Exhibit 99.1

The Trade Desk Reports Third Quarter 2023 Financial Results

LOS ANGELES--(BUSINESS WIRE)--November 9, 2023--The Trade Desk, Inc. (NASDAQ: TTD), a provider of a global technology platform for buyers of advertising, today announced financial results for its third quarter ended September 30, 2023.

“Q3 was a strong quarter for The Trade Desk as we delivered revenue of $493 million, accelerating growth to 25%. This performance underlines the premium that advertisers are placing on precision, agility and transparency as they seek to maximize returns from their campaigns,” said Jeff Green, Co-founder and CEO of The Trade Desk. “As we enter our busiest time of year and look ahead to 2024, we have never been in a better position to capture greater share of the $1 trillion advertising TAM. With the generational shift to CTV, the growing opportunity in shopper marketing, our leadership in identity, and our most important product release ever with Kokai, we are better positioned than ever to help advertisers leverage data to drive growth and differentiate their brands.”

Third Quarter 2023 Financial Highlights:

The following table summarizes our consolidated financial results for the three and nine months ended September 30, 2023 and 2022 ($ in millions, except per share amounts):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
GAAP Results
Revenue	$493	$395	$1,340	$1,087
Increase in revenue year over year	25%	31%	23%	36%
Net income (loss)	$39	$16	$82	$(18)
GAAP diluted earnings (loss) per share	$0.08	$0.03	$0.16	$(0.04)

Non-GAAP Results
Adjusted EBITDA	$200	$163	$488	$423
Adjusted EBITDA margin	40%	41%	36%	39%
Non-GAAP net income	$167	$129	$421	$332
Non-GAAP diluted earnings per share	$0.33	$0.26	$0.84	$0.66

Third Quarter and Recent Business Highlights:

  Strong Customer Retention: Customer retention remained over 95% during the third quarter, as it has for the past nine consecutive years.
  Continued Collaboration and Support for Unified ID 2.0: The Trade Desk is building support for Unified ID 2.0 (UID2), an industry-wide approach to identity that preserves the value of relevant advertising, while putting user control and privacy at the forefront. UID2 is an upgrade and alternative to third-party cookies. Recent partnerships and pledges of integration and support include:
    With its integration of UID2, device and software company HP has seen improved targeting on CTV, and as a result, the company has reduced wasted advertising spend.
    In September, Philo adopted UID2 across its roster of premium streaming TV channels.
    Warner Bros. Discovery announced integration with UID2 across its premium entertainment, sports, news and lifestyle brands with its digital platforms, including Max and Discovery+.
    Walmart Connect announced it is testing the integration of UID2 to inform decisioning across the open internet within the Walmart DSP.
    EUID, the European counterpart to UID2 specifically developed for the European market, is gaining support across Europe from brands, publishers, and retailers. Initial industry engagement includes Bacardi, Kimberly-Clark, Aller Media, Future, OneFootball, Prisma Media, Tesco, and others.
    On stage at Forward '23: Always On, NBCUniversal announced it is implementing UID2 on Peacock across all devices and consumer touchpoints, including on CTV, the web, apps and devices.

  OpenPath: OpenPath gives our clients a simplified, direct connection to participating premium publishers across the open internet. By supporting an objective, transparent supply path, OpenPath helps to maximize value for everyone involved. OpenPath is already live with dozens of publishers representing over 11,000 destinations across connected TV, mobile, display and audio.
  Industry Recognition (2023):
    Digiday Video and TV Awards - Best TV/Streaming Ad Sales Product of the Year
    DigiZ Awards Hong Kong - Best Programmatic Advertising Platform
    Marketing Excellence Awards Singapore - Excellence in Data-Driven Marketing - Gold
    The Forrester Wave - Omnichannel Demand-Side Platforms Leader
    Quadrant Knowledge Solutions SPARK Matrix for Ad Tech - Technology Leader
    Stevie Awards for Customer Service Success - Bronze, Technology Industries
    Ad Age 40 under 40 Award Winner - Jaime Nash
    Top Women in Media and AdTech Award Winners: Samantha Jacobson - Change-Maker, Catherine Patterson - Tech Trailblazer, Jaime Nash - Programmatic Storyteller
    Business Insider Rising Stars of AdTech - Ellen Mulryan, Sr. Dir. of Retail Data Partnerships
    Fortune - Best Workplaces for Millennials
    Fortune - Best Workplaces in Technology
    Institutional Investor 2023-2024 All-America Executive Team List - Jeff Green, Founder and CEO
    US News & World Report - Best Media Companies To Work For
    National Intern Day - Top 100 Internship Programs of 2023
  Share Repurchases: We repurchased $90 million of our Class A common stock in the third quarter of 2023. As of September 30, 2023, we had $273 million available and authorized for repurchases.

Financial Guidance:

 Fourth Quarter 2023 outlook summary:

  Revenue at least $580 million
  Adjusted EBITDA of approximately $270 million

We have not provided an outlook for GAAP Net Income or reconciliation of Adjusted EBITDA guidance to Net Income, the closest corresponding U.S. GAAP measure, because Net Income outlook is not available without unreasonable efforts on a forward-looking basis due to the variability and complexity with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of our stock-based compensation expense that are directly impacted by unpredictable fluctuations in our share price. We expect the variability of the above charges could have a significant and potentially unpredictable impact on our future U.S. GAAP financial results.

Use of Non-GAAP Financial Information

Included within this press release are the non-GAAP financial measures of Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Diluted EPS that supplement the Condensed Consolidated Statements of Operations of The Trade Desk, Inc. (the Company) prepared under generally accepted accounting principles (GAAP). Adjusted EBITDA is earnings before interest income, net; provision for income taxes; depreciation and amortization; and stock-based compensation. Non-GAAP Net Income excludes charges and the related income tax effects for stock-based compensation. Tax rates on the tax-deductible portions of the stock-based compensation expense approximating 25% to 30% have been used in the computation of non-GAAP Net Income and non-GAAP Diluted EPS. Reconciliations of GAAP to non-GAAP amounts for the periods presented herein are provided in schedules accompanying this release and should be considered together with the Condensed Consolidated Statements of Operations. These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company's management believes that this information can assist investors in evaluating the Company's operational trends, financial performance, and cash-generating capacity. Management believes these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for or superior to corresponding, similarly captioned, GAAP measures and may be different from non-GAAP financial measures used by other companies.

Third Quarter 2023 Financial Results Webcast and Conference Call Details

  When: November 9, 2023 at 2:00 P.M. Pacific Time (5:00 P.M. Eastern Time).
  Webcast: A live webcast of the call can be accessed from the Investor Relations section of The Trade Desk’s website at http://investors.thetradedesk.com/. Following the call, a replay will be available on the company’s website.
  Dial-in: To access the call via telephone in North America, please dial 888-506-0062. For callers outside the United States, please dial 1-973-528-0011. Participants should reference the conference call ID code “130063” after dialing in.
  Audio replay: An audio replay of the call will be available beginning about two hours after the call. To listen to the replay in the United States, please dial 877-481-4010 (replay code: 49251). Outside the United States, please dial 1-919-882-2331 (replay code: 49251). The audio replay will be available via telephone until November 16, 2023.

The Trade Desk, Inc. uses its Investor Relations website (http://investors.thetradedesk.com/), its Twitter feed (@TheTradeDesk), LinkedIn page (https://www.linkedin.com/company/the-trade-desk/), Facebook page (https://www.facebook.com/TheTradeDesk/), Jeff Green’s Twitter feed (@jefftgreen) and LinkedIn profile (https://www.linkedin.com/in/jefftgreen/) as a means of disclosing information about the company and for complying with its disclosure obligations under Regulation FD. The information that is posted through these channels may be deemed material. Accordingly, investors should monitor these channels in addition to The Trade Desk’s press releases, SEC filings, public conference calls and webcasts.

About The Trade Desk

The Trade Desk™ is a technology company that empowers buyers of advertising. Through its self-service, cloud-based platform, ad buyers can create, manage, and optimize digital advertising campaigns across ad formats and devices. Integrations with major data, inventory, and publisher partners ensure maximum reach and decisioning capabilities, and enterprise APIs enable custom development on top of the platform. Headquartered in Ventura, CA, The Trade Desk has offices across North America, Europe, and Asia Pacific. To learn more, visit thetradedesk.com or follow us on Facebook, Twitter, LinkedIn and YouTube.

Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to expectations concerning matters that (a) are not historical facts, (b) predict or forecast future events or results, or (c) embody assumptions that may prove to have been inaccurate, including statements relating to the industry in which we participate and market trends, and the Company’s financial targets, such as revenue and Adjusted EBITDA. When words such as “believe,” “expect,” “anticipate,” “will”, “outlook” or similar expressions are used, the Company is making forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give readers any assurance that such expectations will prove correct. These forward-looking statements involve risks, uncertainties and assumptions, including those related to the Company’s relatively limited operating history, which makes it difficult to evaluate the Company’s business and prospects, the market for programmatic advertising developing slower or differently than the Company’s expectations, the demands and expectations of clients and the ability to attract and retain clients. The actual results may differ materially from those anticipated in the forward-looking statements as a result of numerous factors, many of which are beyond the control of the Company. These are disclosed in the Company’s reports filed from time to time with the Securities and Exchange Commission, including its most recent Form 10-K and any subsequent filings on Forms 10-Q or 8-K, available at www.sec.gov. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company does not intend to update any forward-looking statement contained in this press release to reflect events or circumstances arising after the date hereof.

THE TRADE DESK, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Amounts in thousands, except per share amounts) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue	$493,266	$394,773	$1,340,323	$1,087,058
Operating expenses (1):
Platform operations	93,382	70,124	264,903	201,504
Sales and marketing	112,466	85,038	321,177	245,146
Technology and development	117,772	79,915	309,790	235,397
General and administrative	131,969	130,892	388,411	391,517
Total operating expenses	455,589	365,969	1,284,281	1,073,564
Income from operations	37,677	28,804	56,042	13,494
Total other income, net	(19,323)	(1,698)	(51,277)	(1,756)
Income before income taxes	57,000	30,502	107,319	15,250
Provision for income taxes	17,648	14,633	25,702	33,052
Net income (loss)	$39,352	$15,869	$81,617	$(17,802)
Earnings (loss) per share:
Basic	$0.08	$0.03	$0.17	$(0.04)
Diluted	$0.08	$0.03	$0.16	$(0.04)
Weighted-average shares outstanding:
Basic	489,447	487,963	489,195	486,168
Diluted	501,880	500,300	500,348	486,168

___________________________

(1)	Includes stock-based compensation expense as follows:
THE TRADE DESK, INC. STOCK-BASED COMPENSATION EXPENSE (Amounts in thousands) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

Platform operations	$5,729	$3,517	$14,642	$14,254
Sales and marketing	21,116	14,861	54,039	48,718
Technology and development	43,727	22,641	91,283	67,258
General and administrative (1)	69,061	79,984	210,222	240,881
Total	$139,633	$121,003	$370,186	$371,111

___________________________

(1)

Includes stock-based compensation expense related to a long-term CEO performance grant of $48 million and $66 million for the three months ended September 30, 2023 and 2022, respectively, as well as $156 million and $197 million for the nine months ended September 30, 2023 and 2022, respectively.

THE TRADE DESK, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (Amounts in thousands) (Unaudited)

	As of September 30, 2023	As of December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$1,071,764	$1,030,506
Short-term investments, net	450,117	416,080
Accounts receivable, net	2,434,047	2,347,195
Prepaid expenses and other current assets	57,878	51,836
Total current assets	4,013,806	3,845,617
Property and equipment, net	152,863	173,759
Operating lease assets	208,583	220,396
Deferred income taxes	94,028	94,028
Other assets, non-current	51,152	46,879
Total assets	$4,520,432	$4,380,679

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,967,649	$1,871,419
Accrued expenses and other current liabilities	121,616	105,474
Operating lease liabilities	57,890	52,430
Total current liabilities	2,147,155	2,029,323
Operating lease liabilities, non-current	190,207	208,527
Other liabilities, non-current	27,544	27,490
Total liabilities	2,364,906	2,265,340

Stockholders' equity:
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	1,835,107	1,449,825
Retained earnings	320,419	665,514
Total stockholders' equity	2,155,526	2,115,339
Total liabilities and stockholders' equity	$4,520,432	$4,380,679

THE TRADE DESK, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Amounts in thousands) (Unaudited)

	Nine Months Ended September 30,
	2023	2022
OPERATING ACTIVITIES:
Net income (loss)	$81,617	$(17,802)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	59,889	37,581
Stock-based compensation	370,186	371,111
Noncash lease expense	36,672	32,554
Allowance for credit losses on accounts receivable	1,811	2,961
Deferred income taxes	—	604
Other	(8,312)	3,694
Changes in operating assets and liabilities:
Accounts receivable	(130,650)	24,905
Prepaid expenses and other current and non-current assets	(11,370)	42,913
Accounts payable	125,661	(68,758)
Accrued expenses and other current and non-current liabilities	18,439	(18,778)
Operating lease liabilities	(36,741)	(35,731)
Net cash provided by operating activities	507,202	375,254
INVESTING ACTIVITIES:
Purchases of investments	(448,251)	(379,206)
Sales of investments	—	1,977
Maturities of investments	425,400	252,699
Purchases of property and equipment	(21,594)	(36,394)
Capitalized software development costs	(6,097)	(4,833)
Net cash used in investing activities	(50,542)	(165,757)
FINANCING ACTIVITIES:
Repurchases of Class A common stock	(426,684)	—
Proceeds from exercise of stock options	45,363	42,712
Proceeds from employee stock purchase plan	21,316	25,547
Taxes paid related to net settlement of restricted stock awards	(55,397)	(37,254)
Net cash provided by (used in) financing activities	(415,402)	31,005
Increase in cash and cash equivalents	41,258	240,502
Cash and cash equivalents—Beginning of period	1,030,506	754,154
Cash and cash equivalents—End of period	$1,071,764	$994,656

Non-GAAP Financial Metrics
(Amounts in thousands, except per share amounts)

The following tables show the Company’s non-GAAP financial metrics reconciled to the comparable GAAP financial metrics included in this release.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

Net income (loss)	$39,352	$15,869	$81,617	$(17,802)
Add back (deduct):
Depreciation and amortization expense	20,530	12,957	59,889	37,581
Stock-based compensation expense	139,633	121,003	370,186	371,111
Interest income, net	(17,626)	(1,741)	(49,556)	(1,321)
Provision for income taxes	17,648	14,633	25,702	33,052
Adjusted EBITDA	$199,537	$162,721	$487,838	$422,621

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
GAAP net income (loss)	$39,352	$15,869	$81,617	$(17,802)
Add back (deduct):
Stock-based compensation expense	139,633	121,003	370,186	371,111
Adjustment for income taxes	(11,742)	(8,284)	(30,566)	(21,419)
Non-GAAP net income	$167,243	$128,588	$421,237	$331,890

GAAP diluted earnings (loss) per share	$0.08	$0.03	$0.16	$(0.04)

GAAP weighted-average shares outstanding—diluted	501,880	500,300	500,348	486,168

Non-GAAP diluted earnings per share	$0.33	$0.26	$0.84	$0.66

Non-GAAP weighted-average shares used in computing Non-GAAP earnings per share, diluted (1)	501,880	500,300	500,348	499,754

_________________________

(1)

Includes an additional 13.6 million of dilutive securities for the nine months ended September 30, 2022, which are not included in GAAP diluted weighted-average shares outstanding due to the Company's net loss position for the nine months ended September 30, 2022.

Contacts

Investors
Jake Graves
Manager, Investor Relations
The Trade Desk
ir@thetradedesk.com
312-620-0806

Media
Melinda Zurich
VP, Communications
The Trade Desk
melinda.zurich@thetradedesk.com
201-320-9398